Exhibit 99.1

Message to Shareholders

Message to Shareholders

Greer Bancshares Incorporated

May 3, 2010

Dear Shareholders and Friends:

Greer Bancshares Incorporated’s operations for the quarter ended March 3, 2010 resulted in a net loss of $(95,000) before TARP-related costs of $159,000, resulting in a net loss attributed to common shareholders of $(254,000) or $(0.10) per diluted common share.

In the first quarter of 2009, the company reported a net loss of $(36,000) before TARP-related costs of $105,000, resulting in a net loss attributed to common shareholders of $(141,000), or $(0.06) per diluted common share.

Net interest income of $2,956,000 in the first quarter of 2010 was $488,000 higher than the same period in 2009. This higher level of net interest income was offset to a significant degree by a loan loss provision that was $387,000 larger than the first quarter of 2009. The allowance for loan losses was 2.18% of total loans, up from 1.79% a year earlier. As of March 31, 2010:

•	total assets amounted to $461 million, a decrease of 4.0% from March 31, 2009;

•	total loan outstandings were $303 million, down 2.81% from the same period a year ago, and

•	total deposits reached $311 million, up $7.1million from March 31, 2009. This total deposit figure is net of a $22.4 million reduction in wholesale deposits.

The decline in assets was primarily due to principal paydowns of mortgage-backed securities in the Bank’s investment portfolio which was largely due to interest rate movements during the period. The reduction in loans was the result of the normal principal paydowns coupled with a decline in loan demand.

We continue to be pleased with improvement in the margin, which will remain a primary area of focus going forward. Diligent efforts by all Bank personnel to develop additional core deposit relationships should serve us well on the funding side of the balance sheet.

It comes as no surprise that the current recession continues to negatively impact credit quality in the real estate sector for all banks, including Greer State Bank. Robust provisions for loan losses, and expenses related to collection and maintenance of foreclosed properties continue to serve as a drag on earnings. Based upon many forecasts, we look for these costs to continue at current levels into early 2011, as we work through credit issues that are in various stages of the collection process.

Our total risk based capital ratio was 11.51% as of March 31, 2010, which remains above the “well capitalized” threshold of 10%. We have a plan in place to continually enhance capital going forward. The pace of capital improvement will be largely dependent upon the level and timing of local economic recovery.

We thank you as our shareholders for your support, your patience and your understanding. We know that many of you are also dealing with economic adversity in your businesses and your personal lives, and our thoughts are with you. We remain committed to serving customers at the high levels that they have always been accustomed to, while preserving and enhancing capital to the greatest extent possible.

We welcome your comments for improving your Company and our communications with you.

Walter M. Burch	Kenneth M. Harper
Chairman of the Board	President & Chief Executive Officer

	In 000’s

	3/31/10	12/31/09
ASSETS
Cash and due from banks	$7,516	$12,222
Federal funds sold	7,497	—
Interest bearing deposits	538	442
Available for sale investment securities	113,037	124,984
Loans, less allowance for loan losses	296,299	301,078
Loans held for sale	546	—
Premises and equipment, net	5,300	5,952
Accrued interest receivable	1,893	2,054
Restricted stock	5,937	5,937
Other real estate owned	6,745	8,494
Other assets	15,738	15,628

TOTAL ASSETS	$461,046	$476,791

LIABILITIES

Deposits
Noninterest bearing	$32,778	$33,656
Interest bearing	278,102	264,990

Total Deposits	310,880	298,646

Short term debt	—	13,993
Long term debt	119,841	132,841
Other liabilities	3,149	3,358

TOTAL LIABILITIES	433,870	448,838

STOCKHOLDERS EQUITY:

Preferred stock	10,052	10,029
Common stock	12,433	12,433
Additional paid in capital	3,565	3,542
Retained earnings	481	735
Accumulated other comprehensive income	645	1,214

Total Stockholders Equity	27,176	27,953

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	$461,046	$476,791

	For the Quarter Ended In 000’s
	03/31/10	03/31/09
Loss Before Taxes	(95)	(12)
Provision for Income Taxes	—	24

Net Loss	(95)	(36)

Preferred stock dividends and net discount accretion	(159)	(105)

Net Loss attributed to common shareholders	$(254)	$(141)

Unrealized gain on available for sale securities	62	710
Less reclassification adjustments included in net loss	(631)	(167)

Comprehensive Income (Loss)	$(664)	$507

Weighted average shares outstanding:	2,486	2,486

Loss per Common Basic Share	$(0.10)	$(0.06)

Loss per Common Diluted Share	$(0.10)	$(0.06)

******************************************

Forward-looking and cautionary statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements relate to, among other things, future economic performance, plans and objectives of management for future operations, and projections of revenues and other financial items that are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. The words “may,” “will,” “anticipate,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “may,” and “intend,” as well as other similar words and expressions, are intended to identify forward-looking statements. Actual results may differ materially from the results discussed in the forward-looking statements. The Company’s operating performance is subject to various risks and uncertainties including, without limitation:

•	significant increases in competitive pressure in the banking and financial services industries;

•	changes in the interest rate environment which could reduce anticipated or actual margins;

•	changes in political conditions or the legislative or regulatory environment;

•	the level of allowance for loan losses;

•	the rate of delinquencies and amounts of charge-offs;

•	the rates of loan growth;

•	adverse changes in asset quality and resulting credit risk-related losses and expenses;

•

general economic conditions, either nationally or regionally and especially in our primary service area, becoming less favorable than expected resulting in, among other things, a deterioration in credit quality;

•	changes occurring in business conditions and inflation;

•	changes in technology;

•	changes in monetary and tax policies;

•	loss of consumer confidence and economic disruptions resulting from terrorist activities;

•	changes in the securities markets; and

•	other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.

For a description of factors which may cause actual results to differ materially from such forward-looking statements, see the Company’s Annual Report on Form 10-K for the year ended December, 2009, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on any forward-looking statements as these statements speak only as of the date when made. The Company undertakes no obligation to update any forward-looking statements made in this release.

	For the Quarter Ended In 000’s
	03/31/10	03/31/09
Interest Income
Loans (including fees)	$4,002	$3,983
Investment securities:
Taxable	927	1,042
Exempt from federal taxes	247	230
Federal Funds sold	6	1
Other	7	1
Total Interest Income	5,189	5,257

Interest Expense
Int. on deposit accounts	1,202	1,651
Int. on other borrowings	1,031	1,138

Total Interest Expense	2,233	2,789

Net Interest Income	2,956	2,468

Provision for Loan Losses	1,112	725

Net Interest Income after Provision for Loan Losses	1,844	1,743

Non-Interest Income
Customer service fees	187	219
Gain on securities	956	269
Impairment loss on restricted stock	—	(311)
Other operating income	433	419

Total Non-Interest Income	1,576	596

Non-Interest Expense
Salaries, wages & benefits	1,407	1,448
Occupancy and equipment	199	202
Postage and supplies	61	65
Other real estate owned and Foreclosure expense	1,093	46
Other operating expense	755	590

Total Non-Interest Expense	3,515	2,351

BALANCE SHEET

As of March 31, 2010

Unaudited

STATEMENTS OF INCOME

As of March 31, 2010

Unaudited

Greer Bancshares Incorporated and Greer State Bank

Directors

Mark S. Ashmore	Steven M. Bateman
Ashmore Bros, Inc/Century	Steven M. Bateman, CPA
Concrete	Owner
President

Walter M. Burch	Raj K. S. Dhillon
Retired	Motel Owner and
The Greer Citizen	Land Developer
Former Co-Publisher/
General Manager

Gary M. Griffin	Kenneth M. Harper
Mutual Home Stores	Greer State Bank
President & CEO

R. Dennis Hennett	Harold K. James
Retired	James Agency, Inc
Greer State Bank	Real Estate and Insurance
Former CEO	Vice President/Broker In Charge

Paul D. Lister	David M. Rogers
Lister, Jeter & Lloyd, CPAs, LLC	Joshua’s Way, Inc
President

Theron C. Smith, III	C. Don Wall
Eye Associates of Carolina, P.A.	Professional Pharmacy of Greer
President	President
Greer State Bank Executive Officers
Kenneth M. Harper	J. Richard Medlock, Jr.
President & CEO	Executive Vice President/
Chief Financial Officer

Victor K. Grout
Executive Vice President &
Commercial Banking Manager
Greer Bancshares Incorporated
Kenneth M. Harper	J. Richard Medlock, Jr.
President & CEO	Secretary/Treasurer
Chief Financial Officer

GREER STATE BANK

OFFICE LOCATIONS

MAIN OFFICE &

GREER FINANCIAL SERVICES

1111 West Poinsett Street

Greer, South Carolina 29650

BRANCH OFFICES

601 North Main Street

Greer, South Carolina 29650

871 South Buncombe Road

Greer, South Carolina 29650

3317 Wade Hampton Boulevard

Taylors, SC 29687

864-877-2000

“TELEBANKER” - 864-879-2265

www.greerstatebank.com

Member FDIC

CONSOLIDATED QUARTERLY FINANCIAL STATEMENTS

March 31, 2010

POST OFFICE BOX 1029

GREER, SC 29652

GREER BANCSHARES INCORPORATED

Post Office Box 1029

Greer, South Carolina 29652-1029